Exhibit 10.8

EXECUTION COPY

THIRD AMENDMENT TO LETTER OF

CREDIT REIMBURSEMENT AGREEMENT

THIRD AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT, dated as of July 8, 2009 (this “Amendment”), between ARCOS DORADOS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (together with its successors and assigns, the “Obligor”) and CREDIT SUISSE, acting through its CAYMAN ISLANDS BRANCH (together with its branches, agencies, successors and assigns, the “Bank”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the LOCRA (as defined below),

RECITALS

A. WHEREAS, the Obligor and the Bank are parties to that certain Letter of Credit Reimbursement Agreement, dated as of August 3, 2007 (as amended by the Amendment to Letter of Credit Reimbursement Agreement, dated as of November 3, 2008 and the Second Amendment to Letter of Credit Reimbursement Agreement, dated as of December 10, 2008, the “LOCRA”); and

B. WHEREAS, the Obligor and the Bank have agreed to amend certain provisions of the LOCRA in the manner, and subject to the terms and conditions, provided for herein.

NOW, THEREFORE, in consideration of the foregoing, the premises and the agreements, provisions and covenants contained in this Amendment and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1 Amendment to Section 1.1 of the LOCRA. Section 1.1 of the LOCRA is hereby amended by:

(a) deleting the definition of “Return Rate Applicable Margin” in its entirety,

(b) replacing the definition of “Return Rate” in its entirety with the following:

““Return Rate” means a rate per annum equal to 3.50%.”

(c) replacing the definition of “Total Collateralized Amount” in its entirety with the following:

““Total Collateralized Amount” means, on any Valuation Date, the sum of (i) the aggregate amount of cash in Dollars on deposit in the Collection Account on such Valuation Date and (ii) the Closing Price of all investments credited to the Collection Account as of such Valuation Date (or, if such Valuation Date is not a Trading Day on the Trading Day immediately preceding such Valuation Date), provided that for purposes of this definition the term “investments” shall only include approved investments of the type and category permitted by the Bank pursuant to the definitive documentation establishing the Collection Account.”

(d) adding the definition of the following terms in the corresponding alphabetical order:

““Closing Price” means, on any Trading Day, with respect to the price of a publicly traded security, the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, on the principal U.S. securities exchange on which such securities are listed or admitted to trading (determined by trading volume on such Trading Day) or, if not listed or admitted to trading on any U.S. securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or if such securities are not listed or admitted to trading on any U.S. securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market or otherwise as reasonably determined by the Bank”

““Collection Account” means an account of the Obligor established pursuant to, and subject to the security interest specified in, Section 13(q).”

““Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which securities are not traded on the applicable securities exchange or in the applicable securities market.”

Section 2 Amendment to Section 13(q) of the LOCRA. Section 13(q) of the LOCRA is hereby amended by:

(a) deleting “plus the Return Rate Applicable Margin” in clause (iii) thereof; and

(b) adding the following at the end of clause (iii) thereof:

“The Obligor may invest the Hedging Collateral posted to the Collection Account in any kind of investments permitted by the Bank in its sole discretion in the definitive documentation establishing the Collection Account, it being understood that the type and categories of such permitted investments shall in no event be less favorable to the Obligor than those constituting Approved Investments (as such term is defined in the Account Security and Control Agreement, dated as of July 8, 2009 (as amended, modified or otherwise supplemented from time to time, the “Existing Control Agreement”), among the Bank, as secured party, the Obligor and Deutsche Bank Trust Company Americas, as securities intermediary). The Obligor shall be entitled to receive all income, interest or capital gains with respect to any such investments or amounts on deposit in the Collection Account, in each case, in excess of the amounts required to be posted as Hedging Collateral pursuant to Section 13(q), subject to terms and conditions to be agreed upon by the Bank and the Obligor, but in no event less favorable to the Obligor than those terms and conditions set forth in the Existing Control Agreement; provided, however, that, for the avoidance of doubt, no interest shall accrue and be payable by the Bank pursuant to this clause (iii) in respect of any amounts on deposit in, or assets credited to, the Collection Account on any day constituting income, interests or capital gains derived from investments made with the amounts on deposit in the Collection Account in excess of the amount required to be on deposit on such day in the Collection Account pursuant to Section 13(q).”

Section 3 Effect on the LOCRA. Except as expressly set forth herein, the Bank agrees to no amendment and grants no waiver or consent with respect to the LOCRA or any other Related Document, and the LOCRA and the other Related Documents remain in full force and effect and are hereby ratified and confirmed. The Bank’s agreeing to the amendments contained herein do not and shall not create (nor shall the Obligor rely upon the existence of or claim or assert that there exists) any obligation of the Bank to consider or to agree to any further amendments or waivers to any Related Document. In the event that the Bank subsequently agrees to consider any further amendment or waiver to any Related Document, neither the amendments contained herein nor any other conduct of the Bank shall be of any force or effect on the Bank’s consideration or decision with respect to any such amendment or waiver, and the Bank shall have no further obligation whatsoever to consider or to agree to any such amendment or waiver. The Bank expressly reserves the right to require strict compliance with the terms of the LOCRA as it has been amended by this Amendment in all respects. The amendments and waivers agreed to herein shall not constitute a course of dealing at variance with the LOCRA so as to require further notice by the Bank to require strict compliance with the terms of the LOCRA and the other Related Documents in the future. The parties hereto acknowledge and agree that this Amendment shall be deemed to be a Related Document.

Section 4 Rules of Construction. From and after the Amendment Effective Date, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import, as used in the LOCRA, shall, unless the context otherwise requires, refer to the LOCRA, as amended by this Amendment.

Section 5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

Section 7 Jurisdiction; Venue; Waiver of Jury Trial; Etc.

Each of the Obligor and the Bank submits to the nonexclusive jurisdiction of any state or federal court located in the Borough of Manhattan, City of New York, State of New York, for itself and its property and agrees that any such court shall be a proper forum for any action or suit with respect to this Amendment. Service of process in any legal action or proceeding arising out of or in connection with this Amendment may be made upon any party hereto by mailing a copy of the summons to such party either at the address set forth herein or at such party’s last address appearing in the Bank’s records.

EACH OF THE OBLIGOR AND THE BANK WAIVES (i) THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING IN WHICH THE BANK AND THE OBLIGOR ARE PARTIES (WHETHER OR NOT THE ONLY PARTIES) ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT, AND (ii) THE RIGHT TO INTERPOSE ANY CLAIM, SETOFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

Section 8 Counterparts. This Amendment may be executed in several counterparts and by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9 Amendments; Waivers. None of the terms or provisions of this Amendment may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by the Obligor and the Bank.

Section 10 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 11 Notices. All notices under this Amendment shall be given in accordance with Section 17 of the LOCRA.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ARCOS DORADOS B.V., as Obligor

By:	/s/ Alejandro Germán Lemonnier
	Name:	Alejandro Germán Lemonnier
	Title:	CFO

[Signature Page]

[Third Amendment to Letter of Credit Reimbursement Agreement]

CREDIT SUISSE, acting through its CAYMAN ISLANDS BRANCH, as the Bank

By:	/s/ Oscar F. Estupiñán
	Name:	Oscar F. Estupiñán
	Title:	Director

By:	/s/ Andreas Schenk Caviezel
	Name:	Andreas Schenk Caviezel
	Title:	Managing Director

[Signature Page]

[Third Amendment to Letter of Credit Reimbursement Agreement]